Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234735 on Form S-3 and Registration Statement No. 333-237238 and 333-230689 on Form S-8 of our report dated March 15, 2021, relating to the financial statements of LogicBio Therapeutics, Inc. appearing in this Annual Report on Form 10-K of LogicBio Therapeutics, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 15, 2021